[ EXHIBIT 10.2  -  PROMISSORY NOTE ]

                                 PROMISSORY NOTE


James W Young


$  722.69                                                         June 30, 2004

1. PRINCIPAL AND INTEREST. Perfect Healthcare Corp. (the "COMPANY"), a Nevada Corporation, for value received, hereby promises to pay to the order of James W Young or holder ("PAYEE") in lawful money of the United States at the principal office of the Company, the principal amount of Seven Hundred Twenty Two Dollars and sixty nine cents ($ 722.69), together with simple interest at 4% per annum on the date of this Note. Accrued interest shall be payable in cash at the time the Company pays the principal amount of this Note. This Note is due and payable on demand, which may be made at any time after the earlier of Dec. 31, 2005.

2. NO PAYMENT IF UNLAWFUL. Notwithstanding anything herein to the contrary, no payment hereunder shall be required at any time that such payment would be unlawful under any applicable law.

3. ATTORNEYS' FEES. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Payee.

4. PREPAYMENT; TRANSFER This Note may be pre-paid by the Company at any time. This Note may be transferred only with the written consent of the Company.

5. ACCELERATION. This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, or other relief under state or federal bankruptcy laws; or (ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement.

6. WAIVERS. Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of Washington, without regard to the conflicts of laws provisions thereof.


                                       Perfect Healthcare Corp.
                                       Date  June 30, 2004


                                       /s/ Antoine Jarjour
                                       ----------------------------------------
                                       By:  Antoine Jarjour, President / CEO
                                       Perfect Healthcare Corp.
                                       4017 Colby Ave
                                       Everett,  WA  98201